Dated   14 February 2002
                 ____________________________________________



                            INDO-PACIFIC ENERGY LTD

                          TRANS-ORIENT PETROLEUM LTD

                     TRANS-ORIENT PETROLEUM (AUST) PTY LTD

                       TRANS-ORIENT PETROLEUM (PNG) LTD

                      TRANS-ORIENT PETROLEUM (NZ) LIMITED

                       INDO-PACIFIC ENERGY (NZ) LIMITED




                 VARIATION TO AGREEMENT OF PURCHASE AND SALE

                 (To Amend Warrant Terms And Assign Royalties)

THIS AGREEMENT is made                                         2002

  BETWEEN  INDO-PACIFIC ENERGY LTD incorporated in
           Canada with a head office at 284 Karori Road, Karori, Wellington, New Zealand ("Indo Canada")

    AND    TRANS-ORIENT PETROLEUM LTD of 887 Helmcken
           Street, Vancouver, B.C., Canada V6Z 1B1 ("Top
           Canada")

    AND    TRANS-ORIENT PETROLEUM (AUST) PTY LTD (ACN
           076 410 994) of 15th floor, AMP Building, 1 King
           William Street, Adelaide, SA, Australia ("Top
           Aust")

    AND    TRANS-ORIENT PETROLEUM (PNG) LTD of Level
           2, Brian Bell Plaza, Turumu Street, Boroko, NCD
           111, Papua New Guinea ("Top PNG")

    AND    TRANS-ORIENT PETROLEUM (NZ) LIMITED of 284
           Karori Road, Wellington, New Zealand ("Top NZ")

    AND    INDO-PACIFIC ENERGY (NZ) LIMITED of 284
           Karori Road, Wellington, New Zealand ("IPENZ")

BACKGROUND

    A.  By an Agreement of Purchase and Sale dated 29 January 2000, Top
        Canada and its subsidiaries agreed to sell certain assets to Indo Canada and its subsidiaries, in return for certain consideration. Such consideration included the receipt of grants of gross overriding royalties over petroleum exploration assets from Indo Canada's subsidiaries and of Units (including grant of warrants) from Indo Canada.

    B. Indo Canada consolidated its shares, by replacing every 5 old shares with 1 new share, with effect from 23 July 2001.

    C. The Parties have agreed to amend the Agreement of Purchase and Sale by Indo Canada amending the terms of the warrants (by reducing the exercise prices and extending the exercise periods) in consideration for Top Canada assigning the GORRs to Indo Canada, to hold at its discretion.

AGREEMENT

1.   DEFINITIONS AND INTERPRETATION

1.1 Definitions: In this Variation (including the Background), unless the context otherwise requires:

        "Effective Date" means 3 January 2002;

        "Sale Agreement" means the Agreement of Purchase and Sale dated 29 January 2000 between the Parties to this Variation;

        "Variation" means this agreement between the Parties to vary the terms of the Sale Agreement;

        "$" or other references to money mean US dollars.

1.2  Interpretation: In this Variation, unless a contrary intention appears:

     (a) a reference to any legislation or any provision of any legislation includes:

           (i) all regulations, orders or instruments issued under the legislation or provision; and

          (ii) any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

     (b)  a word:

           (i) importing the singular includes the plural and vice versa; and

          (ii) denoting an individual includes corporations, firms, unincorporated bodies, authorities and instrumentalities;

     (c) a reference to a party to this Variation or any other instrument includes that party's executors, administrators, successors and permitted assigns;

     (d) where a word or phrase has a defined meaning, any other part of speech or grammatical form has a corresponding meaning;


     (e) a reference to a clause number, schedule number or annexure number (or letter) is a reference to a clause, schedule or annexure of this Variation; and

     (f) words and expressions used in this Variation which are defined in the Sale Agreement shall where the context admits have the same meaning as they have in the Sale Agreement.

2.   GOVERNMENTAL APPROVALS

2.1 This Variation and the assignments of the GORRs provided for by it are conditional upon the consent of the relevant governmental agencies in the relevant jurisdictions being given to the assignments, pursuant to the relevant legislation. The assignments contemplated by this Variation will, when approved in accordance with the relevant legislation, take effect on and from the Effective Date.

2.2 The Parties must use all reasonable endeavours to have all dealings evidenced by this Variation approved as contemplated by clause 2.1 as expeditiously as possible.

2.3 If, despite such endeavours, consent to any of the assignments evidenced by this Variation is not received in accordance with clause
     2.1 within 6 months after the date of this Variation (or such other date as the Parties may agree), then Top Canada shall be deemed to hold all the benefit of any such GORR for Indo Canada and shall pay all money received under it to Indo Canada immediately upon receipt, after deducting any withholding or income tax applicable thereto.

3.   VARIATION OF WARRANTS

3.1 In consideration for the assignment of the GORRs under clause 4, Indo Canada agrees to amend the terms of the Units as follows:

  (a) each of the 836,845 "A" Warrants held by Top Canada will entitle the holder to purchase one additional common share of Indo Canada in consideration for $1.25 per common share exercisable until 31 December 2002, and thereafter for one year (ie ending 31 December 2003) in consideration for $1.40 per common share;

  (b)  every "B" Warrant (if any) issued on the exercise of "A"
       Warrants shall be exercisable at a price of $2.50 per common share for a period ending on the later of one year after the issue date of the "B" Warrant and 31 December 2003.

3.2 In all other respects, the terms of the Warrants are confirmed as set out in the Sale Agreement.

4.   ASSIGNMENTS

4.1 With effect on and from the Effective Date, Top Canada assigns to Indo Canada and Indo Canada accepts the assignment of the GORRs created under the Sale Agreement by the GORR Agreements and the Deed, (the Deed being subject to the variations made by the "Deed of Amendment and Consent" dated 19 July 2000 between Top NZ, Indo NZ and Origin Energy Resources NZ Limited and the "Variation to the Deed of Assignment and Covenant" dated 21 September 2000 between Top NZ and Indo NZ). The relevant grantees and GORRs are listed (for convenience only) in the attached Schedule.

4.2 The grantee of each GORR acknowledges and consents to the assignment of the relevant GORR effected by clause 4.1. The grantee covenants and agrees to duly and punctually discharge all its liabilities and perform all its obligations in respect of the relevant GORR, as set out in the GORR Agreement or the Deed (as the case may be).

4.3 Top Canada warrants to Indo Canada that it has not created, and to the best of its knowledge there are no, encumbrances, liens, mortgages, pledges, claims, options, net profits or other burdens over the GORRs.

4.4 The Parties acknowledge that the Assets underlying the GORRs have changed, as set out in the Schedule, since the date of the Sale Agreement.

5.   GENERAL

5.1 The Parties will bear their own legal costs arising out of the preparation of this Variation, and Indo Canada will bear all consent fees payable on this Variation and any document directly related to or consequential upon this Variation.

5.2 Each of the Parties must take all such steps, execute all such documents and do all such acts and things as may be reasonably required by any other Party to give effect to the intent of this Variation. In particular, immediately upon execution of this Variation, Indo Canada will issue to Top Canada an amended Series A Warrant certificate to purchase 836,845 Indo Canada common shares on the terms in the Sale Agreement as varied by this Variation.

5.3 If any Party executes this Variation by means of an attorney then such attorney states that he or she has no notice of the revocation of that power of attorney.

5.4 If any of the provisions of this Variation are invalid or unenforceable, the invalidity or unenforceability shall not affect the operation, construction or interpretation of any other provision of this Variation with the intent that the invalid or unenforceable provision shall be treated for all purposes as severed from this Variation.

5.5 In all respects the Parties confirm the terms of the Sale Agreement (including the GORR Agreements and the Deed as varied previously) as varied by this Variation, and except as expressly varied by this Variation, the Sale Agreement remains in full force and effect.


For INDO-PACIFIC ENERGY LTD:

By:"Dave Bennett"

By: "Bernhard Zinkhofer"



For TRANS-ORIENT PETROLEUM LTD:

By: "Bernhard Zinkhofer"

By: "Garth Johnson"



For TRANS-ORIENT PETROLEUM (AUST) PTY LTD:

By: "Jenni Lean"

By:________________________



For TRANS-ORIENT PETROLEUM (PNG) LTD:

By: "Jenni Lean"

By:________________________



For TRANS-ORIENT PETROLEUM (NZ) LIMITED:

By: "Jenni Lean"

By:________________________



For INDO-PACIFIC ENERGY (NZ) LIMITED:

By: "Jenni Lean"

By:________________________

                          Schedule of GORRs Assigned

Grantee                           Permit          Equity Held    Royalty      Changes (since Sale)
ZOCA 96-16 Pty Ltd                ZOCA 96-16      10%            1%
Trans-Orient (Aust) Pty Ltd       AC/P26          35%            1%
Trans-Orient Petroleum (PNG) Ltd  PPL 192         20%            1%
Trans-Orient Petroleum (PNG) Ltd  PPL 215         40%            1%
Trans-Orient Petroleum (PNG) Ltd  PPL 157          7.5%          1%           Now PRL 4 and PRL 5
Trans-Orient Petroleum (PNG) Ltd  PPL 213          5%            1%           Relinquished - no further equity in this area.
Indo-Pacific Energy (NZ) Ltd      PEP 38328       22.5%          2% and 5%
                                                                 within 1km
                                                                 radius of
                                                                 Whakatu-1
Indo-Pacific Energy (NZ) Ltd      PEP 38332       20%            2%
Indo-Pacific Energy (NZ) Ltd      PEP 38335       15%            2%
Indo-Pacific Energy (NZ) Ltd      PEP 38723       40%            2%
Indo-Pacific Energy (NZ) Ltd      PEP 38256       35%            2%
Indo-Pacific Energy (NZ) Ltd      PEP 38720       50%            2%
Indo-Pacific Energy (NZ) Ltd      PEP 38339       50%            2%           Relinquished 26 Jan 2001


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